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                                                                     EXHIBIT 2.1


                            SHARE EXCHANGE AGREEMENT

         THIS SHARE EXCHANGE AGREEMENT is made this 4th day of May 2001, by and between BEECHPORT CAPITAL CORP., a Colorado corporation ("Beechport"), and ITEC INTERNATIONAL TECHNOLOGIES, INC., a Delaware corporation ("ITEC").

         WHEREAS, Beechport desires to acquire all of the issued and outstanding shares of common stock of ITEC in exchange for an aggregate of approximately 6,651,987 shares of the common stock of Beechport (the "Common Stock") (the "Exchange Offer"); and

         WHEREAS, ITEC desires to assist Beechport in a business combination which will result, if all ITEC's shareholders desire to participate, in the shareholders of ITEC owning approximately 66.5% of the then issued and outstanding shares of Beechport's Common Stock, and Beechport holding 100% of the issued and outstanding shares of ITEC's common stock; and

         WHEREAS, the voluntary share exchange contemplated hereby will result in the ITEC shareholders tendering all of the outstanding common stock of ITEC to Beechport in exchange solely for the Common Stock and no other consideration, which the parties hereto intend to treat as a tax-free reorganization under Internal Revenue Code Section 368(a)(1)(B).

         NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                    ARTICLE 1

                             EXCHANGE OF SECURITIES

         1.1 Issuance of Shares. Subject to all of the terms and conditions of this Agreement, Beechport agrees to offer 6,651.987 shares of Common Stock for each share of ITEC common stock issued and outstanding, or a total of approximately 6,651,987 shares of Beechport Common Stock. The Common Stock will be issued directly to the shareholders of ITEC which accept the Exchange Offer, and such shares shall be issued at a closing (the "Closing") to be held as soon as possible after the conditions precedent set forth in Articles 5 and 6 hereof have been satisfied (the "Closing Date"). Schedule 1, which is attached hereto and incorporated herein by reference, is a complete list of the shareholders of ITEC which sets forth the number of shares each person owns in ITEC and the number of shares they will be offered in Beechport.

         1.2 Exemption from Registration. The parties hereto intend that the Common Stock to be issued by Beechport to ITEC shareholders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Sections 4(2) and 4(6) of the Act and the rules and regulations promulgated thereunder.


         1.3 Investment Intent. Prior to the consummation of the Exchange Offer, the shareholders of ITEC accepting the Exchange Offer shall execute Letters of Acceptance or such



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other documents containing, among other things, representations and warranties relating to investment intent and investor status, restrictions on transferability and restrictive legends such that the counsel for both Beechport and ITEC shall be satisfied that the offer and exchange of Beechport shares as contemplated by this Agreement shall be exempt from the registration requirements of the Act and any applicable state blue sky laws.

                                    ARTICLE 2

                     REPRESENTATIONS AND WARRANTIES OF ITEC

         Except as disclosed in Schedule 2 which is attached hereto and incorporated herein by reference, ITEC hereby represents and warrant to Beechport that:

         2.1 Organization. ITEC\ is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

         2.2 Capital. The authorized capital stock of ITEC consists of 1,000 shares of common stock, no par value, of which 1,000 are currently issued and outstanding. All of the issued and outstanding shares of common stock of ITEC are duly authorized, validly issued, fully paid, and nonassessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating ITEC to issue or to transfer from treasury any additional shares of its capital stock of any class.

         2.3 Subsidiaries. ITEC does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

         2.4 Directors and Officers. Schedule 2 contains the names and titles of all directors and officers of ITEC as of the date of this Agreement.

         2.5 Financial Statements. ITEC has delivered to Beechport unaudited balance sheets and statements of operations for the year ended December 31, 2000 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects. The Financial Statements accurately set out and describe the financial condition of ITEC as of December 31, 2000.

         2.6 Absence of Changes. Since December 31, 2000, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of ITEC's knowledge, ITEC has conducted its business only in the ordinary course and has not experienced or suffered any material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects of ITEC or waived or surrendered any claim or right of material value.

         2.7 Absence of Undisclosed Liabilities. Neither ITEC nor any of its properties or assets are subject to any material liabilities or obligations of any nature, whether absolute, accrued,



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contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to Beechport or have otherwise been disclosed in Schedule 2.

         2.8 Tax Returns. Within the times and in the manner prescribed by law, ITEC has filed all federal, state and local tax returns required by law, or has filed extensions which have not yet expired, and has paid all taxes, assessments and penalties due and payable.

         2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Beechport and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of ITEC and ITEC shall make available to Beechport and/or its attorneys all books and records of ITEC.

         2.10 Trade Names and Rights. Except as set forth in Schedule 2, ITEC does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

         2.11 Compliance with Laws. To the best of ITEC's knowledge, ITEC has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, except for matters which would not have a material affect on ITEC or its properties.

         2.12 Litigation. ITEC is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of ITEC, threatened against or affecting ITEC or its business, assets or financial condition, except for matters which would not have a material affect on ITEC or its properties. ITEC is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.

         2.13 Authority. ITEC has full corporate power and authority to enter into this Agreement. The board of directors of ITEC has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of ITEC and the performance of the obligations of ITEC under this Agreement. No other corporate proceedings on the part of ITEC are necessary to authorize the execution and delivery of this Agreement by ITEC in the performance of its obligations under this Agreement. This Agreement is, when executed and delivered by ITEC, and will be a valid and binding agreement of ITEC, enforceable against ITEC in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

         2.14 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by ITEC of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will to the best of ITEC's knowledge: (a) materially violate any provision of ITEC's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a



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material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of ITEC, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which ITEC is bound; (d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of ITEC; or (e) violate any material statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which ITEC is bound or subject.

         2.15 Full Disclosure. None of the representations and warranties made by ITEC herein, or in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement by ITEC, or on its behalf, contains or will contain any untrue statement of material fact or omits or will omit any material fact required to make any representation or warranty not misleading.

         2.16 Assets. ITEC has good and marketable title to all of its tangible properties and such tangible properties are not subject to any material liens or encumbrances.

         2.17 Material Contracts and Obligations. Attached hereto on Schedule 2 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which ITEC is a party or by which its is bound that are material to the conduct and operation of its business and properties, which provide for payments to or by ITEC in excess of $5,000; or which involve transactions or proposed transactions between ITEC and its officers, directors, affiliates or any affiliate thereof. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by Beechport and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

         2.18 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by ITEC in connection with: (a) the execution and delivery by ITEC of this Agreement; (b) the performance by ITEC of its obligations under this Agreement; or (c) the consummation by ITEC of the transactions contemplated under this Agreement.

                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF BEECHPORT

         Except as disclosed in Schedule 3 which is attached hereto and incorporated herein by reference, Beechport represents and warrants to ITEC that:

         3.1 Organization. Beechport is a corporation duly organized, valid existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own properties and to carry on business, and it is not now conducting any business, except to the extent to which the effecting of the transaction contemplated by this Agreement constitutes doing business.



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         3.2 Capitalization. The authorized capital stock of Beechport consists of 100,000,000 shares of no par value Common Stock of which 3,348,013 shares of Common Stock are currently issued and outstanding and 10,000,000 shares of no par value preferred stock of which no shares are currently issued and outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Beechport to issue or to transfer from treasury any additional shares of its capital stock of any class.

         3.3 Subsidiaries. Beechport does not presently have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

         3.4 Directors and Officers. Schedule 3 contains the names and titles of all directors and officers of Beechport as of the date of this Agreement.

         3.5 Financial Statements. Beechport has delivered to ITEC its audited balance sheet and statements of operations and cash flows as of and for the years ended December 31, 2000 and 1999 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of Beechport as of the dates, and for the periods, indicated therein.

         3.6 Absence of Changes. Since December 31, 2000, except for direct expenses incurred by Beechport in connection with this Agreement and the transactions contemplated hereby, and except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of Beechport's knowledge, Beechport has not experienced or suffered any material adverse change in its condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

         3.7 Absence of Undisclosed Liabilities. Except for direct expenses incurred by Beechport in connection with this Agreement and the transactions contemplated hereby, neither Beechport nor any of its properties or assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to ITEC.

         3.8 Tax Returns. Within the times and in the manner prescribed by law, Beechport has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

         3.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, ITEC shall have the opportunity to meet with



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Beechport's accountants and attorneys to discuss the financial condition of
Beechport. Beechport shall make available to ITEC all books and records of Beechport.

         3.10 Trade Names and Rights. Beechport does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

         3.11 Compliance with Laws. To the best of Beechport's knowledge, Beechport has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, affecting its SEC reports, its properties or the operation of its business or with which it is otherwise required to comply.

         3.12 Litigation. Beechport is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of Beechport, threatened against or affecting Beechport or its business, assets, or financial condition. Beechport is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. Beechport is not engaged in any legal action to recover moneys due to it.

         3.13 Bulletin Board Listing. Beechport's Common Stock is currently listed for trading on the OTC Bulletin Board under the symbol BEAH, and Beechport is not aware of steps being taken by the NASD to cause the Common Stock to be delisted.

         3.14 No Pending Investigation. Beechport is not aware of any pending investigations or legal proceedings by the SEC, any state securities regulatory agency, or any other governmental agency regarding Beechport.

         3.15 Authority. Beechport has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of Beechport has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of Beechport, the performance of the obligations of Beechport under this Agreement and the consummation by Beechport of the transactions contemplated under this Agreement. No other corporate proceedings on the part of Beechport are necessary to authorize the execution and delivery of this Agreement by Beechport and the performance of its obligations under this Agreement. This Agreement is, and when executed and delivered by Beechport, will be a valid and binding agreement of Beechport, enforceable against Beechport in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

         3.16 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by Beechport of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will, to the best of Beechport's knowledge: (a) violate any provision of Beechport's articles of incorporation or bylaws; (b) with or



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without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of Beechport, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which Beechport is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of Beechport; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which Beechport is bound or subject.

         3.17 Validity of Beechport Shares. The shares of Beechport Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

         3.18 Full Disclosure. None of the representations and warranties made by Beechport herein, or in any filing with the SEC, or in any exhibit, certificate or memorandum furnished or to be furnished by Beechport, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

         3.19 Assets. Beechport has good and marketable title to all of its tangible properties and such tangible properties are not subject to any liens or encumbrances.

         3.20 Material Contracts and Obligations. Attached hereto on Schedule 3 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which Beechport is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by Beechport in excess of $1,000; or which involve transactions or proposed transactions between Beechport and its officers, directors, affiliates or any affiliate thereof. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by ITEC and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

         3.21 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Beechport in connection with:
(a) the execution and delivery by Beechport of its obligations under this Agreement; (b) the performance by Beechport of its obligations under this Agreement; or (c) the consummation by Beechport of the transactions contemplated by this Agreement.

         3.22 Real Property. Beechport does not own, use or claim any interest in any real property, including without limitation any license, leasehold or any similar interest in real property.



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                                    ARTICLE 4

                                    COVENANTS

         4.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

         4.2 Conduct of Business. Prior to the Closing, Beechport and ITEC shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business or as contemplated in previously disclosed contractual obligations. Neither Beechport nor ITEC shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein.

                                    ARTICLE 5

                 CONDITIONS PRECEDENT TO BEECHPORT'S PERFORMANCE

         5.1 Conditions. The obligations of Beechport hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 5. Beechport may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Beechport of any other condition of or any of Beechport's other rights or remedies, at law or in equity, if ITEC shall be in default of any of their representations, warranties, or covenants under this Agreement.

         5.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by ITEC in this Agreement or in any written statement that shall be delivered to Beechport by ITEC under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.



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         5.3 Performance. ITEC shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

         5.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against ITEC on or before the Closing Date.

         5.5 Officer's Certificate. ITEC shall have delivered to Beechport a certificate, dated the Closing Date, and signed by the Chief Executive Officer of ITEC, certifying that each of the conditions specified in Sections 5.2 through 5.4 hereof have been fulfilled.

                                    ARTICLE 6

                   CONDITIONS PRECEDENT TO ITEC'S PERFORMANCE

         6.1 Conditions. ITEC's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this
Article 6. ITEC may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by ITEC of any other condition of or any of ITEC's rights or remedies, at law or in equity, if Beechport shall be in default of any of its representations, warranties, or covenants under this Agreement.

         6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by Beechport in this Agreement or in any written statement that shall be delivered to ITEC by Beechport under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

         6.3 Performance. Beechport shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing Date.

         6.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Beechport on or before the Closing Date.

         6.5 Directors of Beechport. Effective on the Closing, Beechport shall have temporarily set the size of its Board of Directors at three (3) persons, and such Board of Directors shall include Gary M. DeLaurentiis, Andrea G. Videtta and Lisa A. Fitzpatrick. The current Officers and Directors of Beechport shall have submitted their resignations as the Officers and Directors of Beechport effective on the Closing of this transaction.



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         6.6 Officers of Beechport. Effective on the Closing, Beechport shall have elected the following new Officers of Beechport:

                  Gary DeLaurentiis     -        President
                  Andrea G. Videtta     -        Vice President
                  Lisa A. Fitzpatrick   -        Vice President

         6.7 No Outstanding Debt. On the Closing, all outstanding liabilities and obligations of Beechport shall have been paid or settled, including all costs related to this transaction.

         6.8 Officer Certificate. Beechport shall have delivered to ITEC a certificate, dated the Closing Date and signed by the President of Beechport, certifying that each of the conditions specified in Sections 6.2 through 6.7 have been fulfilled.

                                    ARTICLE 7

                                     CLOSING

         7.1 Closing. The Closing of this transaction shall be held at the offices of Krys Boyle Freedman & Sawyer, P.C., 600 Seventeenth Street, Suite 2700 South Tower, Denver, Colorado 80202, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties. At the Closing:

         7.2 ITEC shall deliver Letters of Acceptance and the certificates representing the shares of ITEC held by the shareholders of ITEC accepting the Exchange Offer ("Accepting Shareholders") to Beechport.

         7.3 Each Accepting Shareholder shall receive a certificate or certificates representing the number of shares of Beechport Common Stock for which the shares of ITEC common stock shall have been exchanged.

         7.4 Beechport shall provide to ITEC copies of all accounting records for the past three years and all corporate records including articles, bylaws and minutes of directors and shareholders meetings, except for documents previously provided to ITEC or its representatives.

         7.5 Beechport shall deliver an officer's certificate, as described in
Section 6.8 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of Beechport are true and correct as of, or have been fully performed and complied with by, the Closing Date.

         7.6 Beechport shall deliver a signed Consent and/or Minutes of the Directors of Beechport approving this Agreement and each matter to be approved by the Directors of Beechport under this Agreement.



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         7.7 ITEC shall deliver an officer's certificate, as described in
Section 5.5 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of ITEC are true and correct as of, or have been fully performed and complied with by, the Closing Date.

         7.8 ITEC shall deliver a signed Consent or Minutes of the Directors of ITEC approving this Agreement and each matter to be approved by the Directors of ITEC under this Agreement.

                                    ARTICLE 8

                                  POST CLOSING

         8.1 Current Report on Form 8-K. Within 15 days after the Closing Date, Beechport will file a Current Report on Form 8-K with the Securities and Exchange Commission reporting this transaction.

                                    ARTICLE 9

                                  MISCELLANEOUS

         9.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

         9.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

         9.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

         9.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

         9.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.



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         9.6 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         Beechport:

                  Beechport Capital Corp.
                  750 Prospect Avenue
                  Cleveland, OH  44115

         with a copy to:

                  Jon D. Sawyer, Esq.
                  Krys Boyle Freedman & Sawyer, P.C.
                  600 17th Street, Suite 2700 South Tower
                  Denver, Colorado  80202-5427
                  (303) 893-2300
                  (303) 893-2882 (facsimile)

         ITEC:

                  Itec International Technologies, Inc.
                  14699 Holman Mountain Road
                  Jamestown, California  95327

         with a copy to:

                  Troy A.Young, Esq.
                  Futro & Trauernicht LLC
                  1401 17th Street, Suite 1150
                  Denver, Colorado  80202
                  (303) 295-3360
                  (303) 295-1563 (facsimile)

         9.7 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

         9.8 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

         9.9 Announcements. Beechport and ITEC will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

         9.10 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

         9.11 Use of Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         AGREED TO AND ACCEPTED as of the date first above written.

BEECHPORT CAPITAL CORP.                      ITEC INTERNATIONAL TECHNOLOGIES,
                                               INC.


By /s/ Lawrence Schmelzer                    By /s/ Gary De Laurentiis
   ----------------------                       ----------------------
   Lawrence Schmelzer, President                Gary DeLaurentiis, President

                                   SCHEDULE 1

                                                                                 NUMBER OF
                                                                  NUMBER OF      SHARES OF
                      NAME AND ADDRESS                            SHARES OF      BEECHPORT
                      AND TAX ID NUMBER                              ITEC       COMMON STOCK
------------------------------------------------------------     -----------     -----------
Gary M. DeLaurentiis                                                     354       2,354,803
14699 Holman Mountain Rd
Jamestown CA 95327
SSN: ###-##-####

Andrea Videtta                                                            89         592,027
Vico Lungo Trinita degli Spagnoli
18a, 80134 Napoli, Italy

Robert K. Rothfuss                                                        20         133,040
834 Indian Trace Ct
Cincinnati, OH 45255
SSN: ###-##-####

Lisa Fitzpatrick                                                          70         465,639
12933 150th Court North
Jupiter FL 33478
SSN: ###-##-####

Terry Seipelt                                                             30         199,559
631 North High St
Hillsboro, OH 45133
SSN: ###-##-####

First Step Capital                                                        20         133,040
126 E. 56th St
New York,NY 10022
Tax ID#: 510-396-892

Jag Enterprises                                                           15          99,780
3637 S. Green Rd
Beachwood, OH 44122
Tax ID#: 34-187-1060

Cliff DeBaugh                                                              1           6,652
2900 Standiford Ave #16
PMB 122 Modesto, CA 95350
SSN: ###-##-####



                               Schedule 1 - Page 1

                                                                                 NUMBER OF
                                                                  NUMBER OF      SHARES OF
                      NAME AND ADDRESS                            SHARES OF      BEECHPORT
                      AND TAX ID NUMBER                              ITEC       COMMON STOCK
------------------------------------------------------------     -----------     -----------
Carmelina Cervera                                                         20         133,040
Via Vecchia Campagnano
30/19 Ischia

Giuseppe Fedegari                                                         24         159,647
via Privata Maraini
40 6942 Savosa (CH)

Paolo Fedegari                                                            24         159,647
via Privata Maraini
40 6942 Savosa (CH)

Lamberto Georgi                                                           20         133,040
via S. Lorenzo,
4 - Piglio (FR)

Emilio Vincenzo                                                            2          13,304
via Luigi Curto
105 - Polla (SA)

Loris Mulieri                                                              5          33,260
via Vivaldi
59 - Caserta

Nicolo Cuscuna                                                             4          26,608
via  Fanelli
Parco dei geranei - Caserta

Silvia Mantiovani                                                          4          26,608
via San Romano
71 - Ferrara

Gaetano Ciccarelli                                                         1           6,652
vico IV Parzanese
9/13 - Ariano Irpino (AV)

Alberto Mazza                                                              1           6,652
p.zza Leonardo
15/B - Napoli

Remuccio Cavallo                                                           1           6,652
vico I Vittorio Emanuele
8bis - Savoia di Lucania (PZ)




                               Schedule 1 - Page 2

                                                                                 NUMBER OF
                                                                  NUMBER OF      SHARES OF
                      NAME AND ADDRESS                            SHARES OF      BEECHPORT
                      AND TAX ID NUMBER                              ITEC       COMMON STOCK
------------------------------------------------------------     -----------     -----------
Pasquale Vella                                                            10          66,520
via Bari
50 - Casal di Principe (CE)

Pasquale Alabisco                                                          1           6,652
via del Lavoro
zona ind. - S. Maria Capuavetere (CE)

Vito Claps                                                                 1           6,652
via Tirreno
20, I trav. - Potenza

Giuseppe Mastrominico                                                     20         133,040
via Aldo Moro
31 - S. Cipriano D'Aversa (CE)

Carlo Mastrominico                                                        20         133,040
via Aldo Moro
31 - S. Cipriano D'Aversa (CE)

Gerardo Pitta                                                              2          13,304
via S. Nicola
17 - Vietri di Potenza

Fabiola Magilo                                                            11          73,172
via Salita Cacciottoli
1 - Napoli

Amedeo Di Pietro                                                          10          66,520
via G. Pontano
3 - Napoli

Marco Di Pietro                                                           10          66,520
via G. Pontano
3 - Napoli

Maurizio Solimene                                                         10          66,520
via Nicola Nisco
11 - Napoli




                               Schedule 1 - Page 3

                                                                                 NUMBER OF
                                                                  NUMBER OF      SHARES OF
                      NAME AND ADDRESS                            SHARES OF      BEECHPORT
                      AND TAX ID NUMBER                              ITEC       COMMON STOCK
------------------------------------------------------------     -----------     -----------
Glenwood Marketing Association                                           200       1,330,397
137 Glenwood Rd
Glenwood Landing, NY 11542
Tax ID #11-3534098

     Total                                                             1,000       6,651,987



                               Schedule 1 - Page 4

                                   SCHEDULE 2

                      ITEC INTERNATIONAL TECHNOLOGIES, INC.
                                    ("ITEC")

2.3      Subsidiaries:

                   EC02 Environmental Systems, Inc. - Delaware

2.4      The Officers and Directors of ITEC are as follows:

                  Name                                               Position
                  ----                                               --------
         Gary M. DeLaurentiis               President, Chief Executive Officer and Director

         Sandy DeLaurentiis                 Secretary

         Andrea G. Videtta                  Vice President of European Operations and
                                            Director

         Lisa A. Fitzpatrick                Vice President of USA Operations and Director


2.10     Trademarks:

         ITEC has filed with the U.S. Patent and Trademark Office an application to register the trademark "ECO2".

2.17     Contracts:

         (a)      Engagement Agreement with Arrowchase, Inc. dated May 30, 2000.

         (b) Work for Others Agreement with Honeywell International executed on July 20, 2000.

         (c) Patent License Agreement with Honeywell International, Inc. executed in July 2000.

         (d) Exclusive Supply Contract with Fedegari Autoklaven AG executed on August 30, 2000.

         (e)      Collaboration Agreement dated August 3, 2000 with EniSud
                  S.p.A.

                                   SCHEDULE 3

                             BEECHPORT CAPITAL CORP.
                                  ("Beechport")

3.4      Directors and Officers of Beechport:

                       Name                                Position
                       ----                                --------
                  Lawrence Schmelzer                 President and Director
                  Timothy J. Brasel                  Director
                  Susan Schmelzer                    Secretary



3.20     Material Contracts of Beechport:

         None

                             BEECHPORT CAPITAL CORP.

                     EXCHANGE OFFER FOR THE COMMON STOCK OF

                      ITEC INTERNATIONAL TECHNOLOGIES, INC.

LETTER OF ACCEPTANCE

Name(s) of Shareholder(s)           ___________ Shares of Beechport Capital
                                    Corp. Common Stock offered for your
                                    __________ Shares of Itec International
-------------------------------     Technologies, Inc. Common Stock

-------------------------------

================================================================================

THIS FORM MUST BE COMPLETED AND DELIVERED ON OR BEFORE 5:00 P.M. MOUNTAIN TIME, MAY 18, 2001, TO JON SAWYER AT KRYS BOYLE FREEDMAN & SAWYER, P.C., 600 17TH STREET, SUITE 2700 SOUTH, DENVER, COLORADO 80202, OR FAXED TO JON SAWYER AT
(303) 893-2882.

================================================================================

                    APPROVAL OR NONAPPROVAL OF EXCHANGE OFFER

         The undersigned [ ] accepts [ ] rejects [check one] the Exchange Offer of Beechport Capital Corp. for his or her shares of Itec International Technologies, Inc. common stock, as specified above subject to the terms and conditions set forth in the Share Exchange Agreement to be executed between Itec International Technologies, Inc. and Beechport Capital Corp.

         The undersigned understands that approval of the Exchange Offer constitutes (i) his or her approval of the terms and conditions of the Exchange Offer, and the complete transfer of all of his or her shares of Itec International Technologies, Inc. common stock to Beechport Capital Corp., and
(ii) his or her acknowledgment and agreement that the shares of Common Stock of Beechport Capital Corp. will be full payment for all of his or her shares of Itec International Technologies, Inc.

Date:
      --------------------          --------------------------------------------


                                    --------------------------------------------
                                    Signature(s) of Shareholder(s)

(NOTE: IF YOU ACCEPT THE EXCHANGE OFFER, YOU MUST ALSO SIGN ON PAGE 4 OF THIS LETTER OF ACCEPTANCE. IN ADDITION, YOU MUST ENDORSE YOUR STOCK CERTIFICATE(S) AND RETURN THEM WITH THIS LETTER OF ACCEPTANCE.)

                         REPRESENTATIONS AND WARRANTIES

         1. The undersigned understands and acknowledges that the shares of Common Stock ("Shares") of Beechport Capital Corp. (the "Company"), are being offered in reliance upon the exemptions provided in Section 4(2), 4(6) and/or 3(b) of the Securities Act of 1933 as amended (the "Securities Act") and the Rules and Regulations adopted thereunder relating to nonpublic offerings; and the undersigned makes the following representations and warranties with the intent that the same may be relied upon in determining the suitability of the undersigned as a purchaser of securities:

                  (a) The Shares will be acquired solely for the account of the undersigned, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distributing or reselling any part of the Shares.

                  (b) The undersigned agrees not to dispose of his or her Shares or any portion thereof unless and until counsel for the Company shall have determined that the intended disposition is permissible and does not violate the Securities Act or any applicable state securities laws, or the rules and regulations thereunder.

                  (c) The undersigned acknowledges that the Company has made all documentation pertaining to all aspects of the Exchange Offer available to him or her and has offered such person or persons an opportunity to discuss the Exchange Offer with the officers of the Company. Included in such documentation are copies of the Company's Form 10-KSB for the year ended December 31, 2000, and a copy of the Share Exchange Agreement. The undersigned further acknowledges and represents to the Company that he or she is a knowledgeable, sophisticated investor who can fend for himself or herself and has adequate means to make the investment contemplated herein; and that, in connection with this investment, he or she has obtained the necessary investment advice from appropriate outside sources, and had available to the undersigned all information with respect to the Company which was deemed necessary by himself or herself and his or her respective advisors.

         2. The undersigned represents that the shares of Itec International Technologies, Inc. being exchanged are owned free and clear of any liens or encumbrances and have not been pledged or optioned to any person.

         3. The undersigned understands that he or she must bear the economic risk of an investment in the Shares to be acquired pursuant to the Exchange Offer for an indefinite period of time because the Shares have not been registered under the Securities Act or any state securities laws and, therefore, cannot be sold unless they are subsequently registered under the Securities Act and any applicable state securities laws or unless exemptions from such registrations are available. The current holding period requirement of Rule 144 is one year from the date this transaction is closed, and sales may thereafter be made only in compliance with the requirements of that Rule. The undersigned acknowledges that only the Company can file a registration statement, and that the

Company has no obligation to do so or to take steps necessary to make an exemption from registration available to the undersigned.

         4. The undersigned agrees that the certificate evidencing the Shares he or she acquires pursuant to the Exchange Offer will have a legend placed thereon stating that the Shares have not been registered under the Securities Act or any state securities laws and setting forth or referring to the restrictions on transferability and sale of the Shares.

         5. (a) The undersigned is, or is not, an "accredited investor," as that term is defined in Regulation D under the Securities Act of 1933, as amended (the "Act"), as checked below:

                           [ ] YES       [ ] NO

         (b) If "Yes," I come within the following category of that definition (check as applicable):

         1. [ ] I am a natural person whose present net worth (or whose joint net worth with my spouse) exceeds $1,000,000.

         2. [ ] I am a natural person who had individual income in excess of $200,000 in each of the last two years or joint income with my spouse in excess of $300,000 during such two years, and I reasonably expect to have the same income level in the current year.

         3. [ ] I am an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

         4. [ ] I am an entity, all of whose equity owners are accredited investors under paragraph 1, 2 and 3, above.

         (c) If I have answered yes to (5)(a) above, I understand that Regulation D requires that you have information which causes you to have a reasonable belief that the foregoing statement is correct. Thus, if you care to do so, you may contact my bank, my accountant or other persons whom I designate below to corroborate the above. The name and telephone number of:

               (i) My banker is
                               ---------------------------------
               -------------------------------------------------;



               (ii) My accountant is
                                     ----------------------------
               ---------------------------------------------; and

               (iii) Other person is
                                     ----------------------------
               --------------------------------------------------.

         6. The undersigned hereby covenants and agrees to protect, indemnify and hold the Company, and each of its officers, directors and shareholders, harmless from and against any and all claims, demands, causes of action, judgments, orders, decrees, damages, liabilities, court or other costs, attorney fees, reasonable costs of investigation and other costs and expenses whatsoever
(i) arising out of or attributable to any breach or violation of, or the falsity, inaccuracy or failure of, any representation, warranty or covenant made by the undersigned in this letter, and (ii) arising from or related to the acquisition, ownership or disposition by the undersigned of any or all the Shares.

         7. The undersigned resides in the state of ________________.


                                            ------------------------------------
                                            Print Name of Shareholder


-----------------------------------         ------------------------------------
(Social Security or Tax I.D. Number)        Signature(s) of Shareholder(s)


-----------------------------------         ------------------------------------
(Social Security or Tax I.D. Number)        Signature(s) of Shareholder(s)


-----------------------------------
        (Mailing Address)

                                            Date:
-----------------------------------              -------------------------------

         The exact name in which the new certificate should be issued is as follows:


          ------------------------------------------------------------